EXHIBIT 4.2
EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of December, 2009 by and between Castle Brands (USA) Corp., a Delaware corporation (the “Maker”), and the lenders listed on Exhibit “A” hereto (collectively, the “Holder”). Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Maker, Castle Brands Inc., a Delaware corporation (the “Borrower”), and the Holder are parties to that certain Credit Agreement, dated December 30, 2009 (the “Credit Agreement”), pursuant to which the Maker may execute a promissory note in the aggregate principal amount of up to $2.5 million (the “Note”); and

WHEREAS, also concurrently herewith, the Maker will become indebted to the Holder for the Indebtedness (as defined in the Note); and

WHEREAS, the Maker has agreed to grant to the Holder a security interest in certain of the assets of the Maker in order to secure the Indebtedness.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Holder hereby agrees as follows:

1. Creation of Security Interest in Collateral. The Maker hereby grants a continuing security interest to the Holder in and into the following property, whether now existing or owned, or hereafter arising or acquired, wherever the same may be now or hereafter located (all of such property specified in clauses (a), (b) and (c) being hereinafter collectively referred to as the “Collateral”):

(a) All inventory located in the United States in all it its forms that are held by the Maker for sale or lease or to be furnished under contracts of service or work in process or materials used or consumed in the business of the Maker, including, without limitation, all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, including all bulk liquor and finished goods (in each case, whether in process or in bottles); unlabeled case goods, raw materials (whether expensed or not), including work in process; packaging supplies, labels, bottles and caps; and merchandise, packaging materials and other supplies related thereto (the “Inventory”).

Notwithstanding anything contained herein to the contrary, Collateral shall not include Inventory acquired prior to the date hereof from Betts & Scholl, LLC.

(b) All proceeds realized from the sale, lease, license, insurance on or use of any of the Inventory or any interest or right therein.

(c) All of the Maker’s trade accounts receivable.

The Collateral, and all proceeds thereof, are pledged, assigned and transferred, and a security interest therein is granted to the Holder as security for the payment and performance of the Note, including without limitation, the payment of the Indebtedness and Obligations in accordance with the terms thereof.

2. Financing Statements. The Maker will join with the Holder in the execution and filing of appropriate financing statements or other documents under the Uniform Commercial Code of the State of Delaware (the “UCC”) and at all times the Maker will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, itself and by any corporation or person obligated to the Maker so to do, all and every such further acts, deeds, and assurances as the Holder shall reasonably require for the better assuring, perfecting and confirming unto the Holder, the security interest in the Collateral and the rights, privileges and remedies hereby or in any other agreement created, granted or assigned, or intended so to be, or which it may herein or hereafter become bound to create, grant or assign to the Holder.

3. Use of Collateral. In the absence of an Event of Default (as hereinafter defined), the Maker shall have all rights to retain possession of and use the Collateral and to sell or otherwise dispose of the Inventory in the ordinary course of business.

4. Maintenance of Books and Records. During the term of this Agreement, the Maker will not remove its books and records from its current principal executive offices, 122 East 42nd Street, Suite 4700, New York, New York 10168, without prior written notification to the Holder; provided, however, that the filing by the Maker of any publicly-available report with the United States Securities and Exchange Commission designating new principal executive offices of the Maker shall constitute notice for purposes of this Section 4.

5. Holder Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, with notice to the Maker, the Maker hereby irrevocably constitutes and appoints the Holder as the Maker’s true and lawful attorney in fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Maker with respect to the Collateral, and do in the name, place and stead of the Maker, all such acts, things and deeds for and on behalf of and in the name of the Maker which the Maker could or might do or which the Holder may deem necessary or desirable to more fully vest in the Holder the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing power of attorney is irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, the Holder may perform any such agreement, and any reasonable expenses of the Holder incurred in connection therewith shall be paid by the Maker.

6. Reasonable Care. The Holder shall be deemed to have exercised reasonable care in the custody and retention of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Holder accords its own property, it being understood that the Holder shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

7. Representations and Warranties, Covenants and Agreements.

(a) The Maker represents and warrants that:

(i) The Maker has not made or filed any other lien, encumbrance, security agreement or financing statement, other than those herein created, covering the Collateral or any part thereof in which the Maker purports to grant a security interest hereunder, and the Maker has not created, attached or perfected any security interest, other than the one herein created, in the Collateral or any part thereof in which the Maker purports to grant a security interest hereunder other than Permitted Liens;

(ii) The Maker is the sole legal, registered, record and beneficial owner of the Collateral in which the Maker purports to grant a security interest hereunder, having good title thereto free and clear of any and all liens and encumbrances other than Permitted Liens, subject to the Holder’s proper conveyance of the Collateral to the Maker; and

(iii) The Maker has the full power, right and authority to enter into this Agreement, to grant the security interest granted herein to the Holder and to carry out the transactions contemplated by this Agreement.

(b) The Maker shall:

(i) promptly furnish the Holder with any information or documents which the Holder may reasonably request concerning the Collateral;

(ii) promptly notify the Holder of any material claim, action or proceeding affecting title, or any other matter relating to the Collateral, or any part thereof, or the security interest created herein, and at the Holder’s request, appear in and defend, at the Maker’s expense, any such claim, action or proceeding, provided that such claim, action or proceeding is not caused by or the fault of the Holder or in existence prior to date hereof;

(iii) promptly make such further assurances and take such further actions as may be reasonably necessary to establish proof of the Maker’s title to the Collateral and/or to protect the Holder’s interest in the Collateral, provided that such actions or assurances are not necessitated or caused by or the fault of the Holder or in existence prior to date hereof;

(iv) promptly furnish the Holder with true copies of all notices (including notices of default) sent or received by the Maker with respect to the Collateral or any agreements relating to the Collateral; and

(v) not, without the Holder’s prior written consent, in the Holder’s sole and absolute discretion, (A) create any other security interest in, assign, pledge or otherwise encumber the Collateral or any part thereof, or (B) permit any part of the Collateral to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or encumbrance of any kind or character other than the security interests created by this Agreement and the rights of the Maker pursuant to Section 3 hereof.

8. Event of Default. The following shall constitute an “Event of Default” hereunder:

(a) If an “Event of Default” occurs under the terms of the Note and the Borrower shall have failed to cure such event of default within any applicable period for cure; or

(b) If the Maker shall fail to perform any covenant or agreement set forth herein and the Maker shall not have cured such failure within ten days after receiving notice thereof from the Holder.

9. Remedies. If any Event of Default shall have occurred and be continuing:

(a) In addition to all other rights and remedies granted to it under this Agreement, the Note or other applicable law, if any Event of Default shall have occurred and be continuing, the Holder may exercise all rights and remedies of a secured party under the UCC.

(b) Any surplus of such cash or cash proceeds held by the Holder and remaining after payment in full of the Indebtedness shall be paid over to the Maker.

10. Termination. This Agreement shall terminate automatically upon the complete and final satisfaction in full of all Indebtedness and Obligations under the Note and the release of the Borrower by the holder of the Note.

11. Expenses. The Maker will pay to the Holder the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Holder may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Holder hereunder upon an Event of Default, or (c) the failure by the Maker to perform or observe any of the provisions hereof.

12. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Maker and Holder.

13. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Holder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

14. Enforceability; Severability. If any provision of this Agreement or the application thereof to any party hereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other party thereto of circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

15. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier. Any such notice shall be deemed to have been duly given (i) when hand delivered to the other party; (ii) upon receipt, when sent by facsimile to the number set forth below or email to the address set forth below; (iii) five business days after deposit in the U.S. mail, postage prepaid and addressed to the other party at the address set forth below; or (iv) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, in any such case as follows:

If to Maker:

Castle Brands Inc.

122 East 42nd Street, Suite 4700

New York, NY 10168

Attention: John Glover

Facsimile: (646) 356-0222

If to Holder:

To the address set forth on Exhibit A to the Credit Agreement

16. Incorporation by Reference. The terms of the Credit Agreement and the Note are deemed incorporated herein by reference.

17. Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

18. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies, facsimiles or facsimiles of copies hereof each signed by less than all, but together signed by all of the parties hereto.

19. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to principles of conflict of laws, and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Each of the Maker and the Holder hereby specifically authorize any action brought upon the enforcement of this Agreement by the other to be instituted and prosecuted in the State or Federal courts located in Miami-Dade County, Florida. Each of the Maker and the Holder hereby specifically consents and submits to the personal jurisdiction of the State and Federal courts located in Miami-Dade County, Florida in any action instituted by the other arising under or related to this Agreement.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

MAKER

CASTLE BRANDS (USA) CORP.

By: /s/ Alfred J. Small
Name: Alfred J. Small
Title: CFO

HOLDER

Frost Gamma Investments Trust

By: /s/ Phillip Frost, M.D.
Name: Phillip Frost, M.D.
Title: Trustee

Vector Group Ltd.

By: /s/ J. Bryant Kirkland III
Name: J. Bryant Kirkland III
Title: Vice President, CFO and Treasurer

/s/ Mark Andrews
Mark Andrews

IVC Investors, LLLP

By: /s/ Glenn L. Halpryn
Name: Glenn L. Halpryn
Title: Vice President

Lafferty Ltd.

By: /s/ Patricia Whitford
Name: Patricia Whitford
Title: For Azure Ltd. as Corporate Director of Lafferty Ltd.

Jacqueline Simkin Trust As Amended and Restated 12/16/2003

By: /s/ Jacqueline Simkin
Name: Jacqueline Simkin
Title: Trustee

/s/ Richard J. Lampen
Richard J. Lampen

EXHIBIT A
LENDERS

NAME AND ADDRESS

Frost Gamma Investments Trust 4400 Biscayne Boulevard 15th Floor Miami, Florida 33137
Vector Group Ltd. 100 S.E. Second Street, 32nd Floor Miami, Florida 33131
Mark Andrews 122 East 42nd Street Suite 4700 New York, New York 10168
IVC Investors, LLLP Suite 950 4400 Biscayne Boulevard Miami, Florida 33137
Lafferty Ltd. c/o Mr. Warren Roiter Roiter Zucker 5-7 Broadhurst Gardens Swiss Cottage London NW6 3RZ, England
Jacqueline Simkin Trust As Amended and Restated 12/16/2003 801 Brickell Avenue Suite 2350 Miami, Florida 33131
Richard J. Lampen 350 Costa Brava Court Coral Gables, FL 33143